                                                                    Exhibit 21.1


                   LIST OF SUBSIDIARIES OF GENERAL MEDIA, INC.

                                                                           State or Other
                                                                           Jurisdiction of
                                                                           Incorporation
    Name                                                                   Or Organization
    ----                                                                   ---------------
1.  General Media Communications, Inc.                                     Delaware
2.  General Media Films, Inc.                                              New York
3.  General Media International Financial Services (GMIFS) N.V.            Netherlands Antilles
4.  General Media (UK), Ltd.                                               United Kingdom
5.  Penthouse Clubs International Establishment                            Liechtenstein
6.  Penthouse Images Acquisition, Ltd.                                     New York
7.  Penthouse Music, Ltd.                                                  Delaware
8.  Pure Entertainment Telecommunications, Inc.                            New York
9.  Pure Entertainment Telecommunications (Curacao) N.V.                   Netherland Antilles
10. General Media Entertainment, Inc.                                      New York
11. Penthouse Financial Services N.V.                                      Netherland Antilles
12. General Media Art Holding, Inc.                                        Delaware
13. GMCI Internet Operations, Inc. (*)                                     New York
14. GMI On-Line Ventures, Ltd.         (*)                                 Delaware
15. General Media Automotive Group, Inc. (**)                              New York
16. GMI Worldwide On-Line Services, Inc. (***)                             Delaware


(*) Formed January 13, 2000.
(**) Merged Into General Media Communications, Inc. On February 7, 2000. (***) Merged Into General Media Communications, Inc. On February 4, 2000.